Exhibit m (3) under Form N-1A

Exhibit 1 under Item 601/Reg. S-K

2/15/13 – Federated Capital Appreciation Fund II changed its name to Federated Managed Tail Risk Fund II

EXHIBIT A

to the

Distribution Plan

FEDERATED INSURANCE SERIES:

Federated Capital Appreciation Fund II

Federated Kaufmann Fund II

Federated Quality Bond Fund II

Primary Shares

This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Insurance Series with respect to the Primary Shares of the portfolios of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Primary Shares of Federated Insurance Series held during the month.

Witness the due execution hereof this 1st day of March, 2004.

FEDERATED INSURANCE SERIES

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

2/15/13 – Federated Capital Appreciation Fund II changed its name to Federated Managed Tail Risk Fund II

3/12/10 – Federated Clover Value Fund II merged into Federated Capital Appreciation Fund II

4/30/09 - Federated American Leaders Fund II changed its name to Federated Clover Value Fund II

EXHIBIT B

to the

Distribution Plan

FEDERATED INSURANCE SERIES:

Federated American Leaders Fund II

Federated Capital Appreciation Fund II

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Quality Bond Fund II

Service Shares

This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Insurance Series with respect to the Service Shares of the portfolios of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Service Shares of Federated Insurance Series held during the month.

Witness the due execution hereof this 1st day of March, 2004.

FEDERATED INSURANCE SERIES

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President